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Exhibit 10.1

                              EMPLOYMENT AGREEMENT



         This Employment Agreement ("Agreement"), is made by and between SECURED PRIVATE NETWORKS, INC., a California Corporation ("SPN"), and WILLIAM J. KETTLE ("KETTLE"), (individually a "Party" and collectively the "Parties"), with reference to the following facts and purposes:

         A. SPN is an active California Corporation, and is regularly engaged in the business of leasing bandwidth and providing computer network management to the general public.

         B. SPN's principal place of business is located at 1700 East Garry Avenue, Suite 203, Santa Ana, California 92720.

         C. KETTLE is an individual who currently residing at 1123 Buckingham, Unit F, Costa Mesa, California 92626.

         D. SPN provides its services to customers throughout the United States of America.

         E. KETTLE has considerable experience in the business of leasing bandwidth and providing computer network management to the general public.

         F. KETTLE wishes to perform services for SPN, and SPN wishes to employ KETTLE, in the capacity of President and Chief Executive Officer.


         NOW, THEREFORE, in consideration of the mutual promises, agreements, covenants, and conditions contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SPN employs KETTLE, and KETTLE accepts employment from SPN in the capacity of President and Chief Executive Officer under the following terms and conditions:

         1. TERM OF EMPLOYMENT: KETTLE's employment with SPN shall begin January 1, 2002, and shall continue until December 31, 2004 (the "Term"). SPN may, at the sole discretion of SPN, terminate KETTLE'S employment by paying KETTTLE severance pay equal to Twelve (12) months Base Salary as defined in Paragraph No. 3 a, below.

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         2. JOB DESCRIPTION: KETTLE shall be President and Chief Executive
Officer of SPN. As President and Chief Executive Officer, KETTLE shall be responsible for all aspects of the management of SPN including, without limitation, the hiring, training, supervision and termination of employees, operations, marketing, sales, contracts, leases and general corporate matters.

         3. COMPENSATION FOR SERVICES RENDERED: As compensation for services rendered, KETTLE shall receive the following from SPN:

         a. BASE SALARY: SPN shall pay KETTLE a base salary, of One Hundred Twenty Thousand Dollars ($120,000.00) per year (the "Base Salary"). The Base Salary shall be paid on the first (1st) and sixteenth (16th) days of each calendar month on an annualized, pro-rated basis.

         4. PAYROLL TAXES: KETTLE shall be an employee of SPN. Accordingly, SPN shall withhold all required payroll taxes from any compensation due to him in accordance with applicable federal and state rules and regulations.

         5. EMPLOYEE BENEFITS: In addition to the compensation detailed above, KETTLE shall receive the following benefits from SPN:

         a. PAID VACATION: KETTLE shall receive from SPN, Fifteen (15) working days of paid vacation after completion of one year of employment. If his employment terminates, for any reason, before the completion of one (1) year of employment, KETTLE shall not receive any paid vacation.

         b. PAID HOLIDAYS: KETTLE shall receive from SPN, holiday pay for the following seven (7) major holidays: New Year's Day; Memorial Day; Independence Day; Labor Day; Thanksgiving Day and the Friday immediately following Thanksgiving Day; and Christmas Day.

         c. SICK LEAVE: KETTLE shall receive from SPN, sick leave pay according to the following schedule:

              a. One half day (1/2) per month of employment.

         d. TRAVEL AND EXPENSES: SPN shall reimburse KETTLE for all reasonable travel-related expenses while traveling for SPN's business purposes.

         e. HEALTH INSURANCE: SPN shall pay, directly to the health insurance carrier chosen from time to time by KETTLE, one hundred percent (100%) of the total cost of the health insurance premium for KETTLE and KETTLE's wife (the "Premium"). The total amount of

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              SPN's contribution to the Premium shall not exceed Three Hundred
              Dollars ($300.00) per calendar month.

         f. CORPORATE AUTOMOBILE: During the Term of this Agreement, at the sole discretion of KETTLE, SPN shall either:

              i. Provide KETTLE with a BMW 535 automobile or equivalent, and pay all insurance, fuel, repair and maintenance expenses; or

              ii. Pay KETTLE a flat automobile allowance in the amount of One
                  Thousand Five Hundred Dollars ($1,500.00) per month. If KETTLE chooses the flat automobile allowance, SPN shall withhold all required taxes in accordance with applicable federal and state rules and regulations.

         g. Cellular Telephone: During the Term of this Agreement, SPN shall provide KETTLE with a cellular telephone for business use on SPN's behalf.

         Additionally, SPN shall provide KETTLE with any and all other benefits provided to any other employees of SPN.

         6. COVENANT NOT TO COMPETE: During KETTLE's employment with SPN, and during a period not to exceed one (1) year, immediately following the termination of KETTLE's employment with SPN, KETTLE shall not, directly or indirectly, either as an employee, consultant, agent, principal, partner, silent or otherwise, stockholder, corporate officer, director, manager, independent contractor or in any other individual or representative capacity, engage or participate in any business that is in direct or indirect competition in any manner with SPN's business in the United States of America. The provisions of Paragraph No. 15 of this Agreement shall not apply to this paragraph. In addition to any other remedies provided by law, SPN shall have the discretion to seek relief, including, without limitation, equitable relief, in a court of law in connection with enforcement of this Paragraph.

         7. NEW PRINCIPALS AND CUSTOMERS: Any and all of SPN's present and future principal companies whom SPN now represents or will represent in the future on or before the date of KETTLE's termination from SPN ("Principals"), and SPN's present customers, and customers whom KETTLE solicits for SPN, and from whom sales are generated for SPN ("Customers"), shall be the exclusive Principals and Customers of SPN. The provisions of paragraph No. 15 of this Agreement shall not apply to this paragraph. In addition to any other remedies provided by law, SPN shall have the discretion to seek relief, including, without limitation, equitable relief, in a court of law in connection with enforcement of this paragraph.

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         8. PRINCIPAL LIST AND CUSTOMER LIST: SPN's Principal list and Customer list are confidential and contain privileged information. KETTLE shall not, for a period of one (1) year immediately following the termination of his employment with SPN, either directly or indirectly make known to any person, firm or entity, the names, phone numbers and or addresses of SPN's Principals or Customers, or any other information about them. The provisions of paragraph No. 15 of this Agreement shall not apply to this paragraph. In addition to any other remedies provided by law, SPN shall have the discretion to seek relief, including, without limitation, equitable relief, in a court of law in connection with enforcement of this paragraph.

         9. SOLICITATION OF CUSTOMERS AND PRINCIPALS: KETTLE shall not, for a period one (1) year immediately following the termination of his employment with SPN, call-on, solicit or take away, any of SPN's Principals or Customers, upon whom KETTLE called-on, solicited, or whom he became acquainted with during his employment with SPN, either for himself or as an employee, employer, consultant, agent, principal, partner silent or otherwise, stockholder, corporate officer, director, manager, independent contractor or in any other individual or representative capacity. The provisions of paragraph No. 15 of this Agreement shall not apply to this paragraph. In addition to any other remedies provided by law, SPN shall have the discretion to seek relief, including, without limitation, equitable relief, in a court of law in connection with enforcement of this paragraph.

         10. CONFIDENTIALITY OF INFORMATION: KETTLE shall not, at anytime during his employment or for a period of one (1) year immediately following the termination of his employment with SPN, either directly or indirectly release or disclose any information learned about the business operations of SPN, including, without limitation, its business practices. The provisions of paragraph No. 15 of this Agreement shall not apply to this paragraph. In addition to any other remedies provided by law, SPN shall have the discretion to seek relief, including, without limitation, equitable relief, in a court of law in connection with enforcement of this paragraph.

         11. INDEMNIFICATION AND INSURANCE: KETTLE shall indemnify and hold SPN harmless from any and all claims and/or lawsuits arising out any negligent conduct, including, without limitation, negligent operation of a motor vehicle, by KETTLE during the term of KETTLE's employment with SPN. KETTLE shall maintain a current Driver License, and shall obtain and maintain throughout the Term of his employment with SPN, an automobile insurance policy, naming SPN as an "additional insured," with minimum liability limits of One Hundred Thousand Dollars ($100,000.00) per person and Three Hundred Thousand Dollars ($300,000.00) per occurrence.

         12. EMPLOYEE HANDBOOK: KETTLE shall, at all times, abide by the terms and conditions set forth in SPN's Employee Handbook. Failure to do so may, at the sole discretion of SPN, be grounds for immediate dismissal.

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         13. BINDING EFFECT: This Agreement shall be binding upon and inure to the benefit of the Parties, their legal representatives, successors and assigns.

         14. GOVERNING LAW: This Agreement and any disputes arising from this Agreement shall be governed by the laws of the State of California in force on the date of the signing of this Agreement.

         15. RESOLUTION OF DISPUTES: Except as otherwise provided in this Agreement, in the event that a dispute arises between SPN and KETTLE, which is not resolved by mutual agreement the Parties agree to resort to mediation by notifying each other in writing. Such mediation shall be conducted by J.A.M.S., or ENDISPUTE or their successors. If the dispute cannot be resolved by mediation, the Parties shall submit any and all such disputes to binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. This paragraph shall not apply to paragraph numbers 6, 7, 8, 9 and 10 of this Agreement.

         16. ATTORNEYS' FEES AND COSTS: In the event that a dispute arises between SPN and KETTLE, the prevailing party to such dispute shall be entitled to recover from the nonprevailing party, reasonable attorneys' fees and costs incurred in connection with such dispute.

         17. SEVERABILITY: In the event any portion of this Agreement is held to be invalid, the same shall not affect, in any respect, the validity of the remainder of this Agreement.

         18. CAPTIONS: The captions in this Agreement are to be given no effect and are for convenience and reference purposes only.

         19. ENTIRE AGREEMENT: This Agreement contains six (6) pages, and embodies the entire agreement between SPN and KETTLE. There are no other understandings, agreements, representations, conditions, terms or considerations, expressed or implied, except as set forth in this Agreement.

         20. REPRESENTATION BY ATTORNEY: SPN, and their attorney, Steven G. Nair, of the Law Offices of Steven G. Nair, have suggested and advised KETTLE to retain independent legal counsel to review this Agreement and advise them on the legal ramifications contained therein. KETTLE hereby acknowledges such advice, and has made its own independent investigation as to this Agreement and its legal ramifications.

         The Parties have executed this Employment Agreement consisting of six
(6) pages in the City of Santa Ana, County of Orange, State of California.

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Dated:_________________                     ___________________________________
                                            SECURED PRIVATE NETWORKS, INC.
                                            By: William J. Kettle, President and
                                            Chief Executive Officer



Dated:_________________                     ___________________________________
                                            WILLIAM J. KETTLE, an individual

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